    As filed with the Securities and Exchange Commission on August 25, 2000

                                                 Registration No. 333-__________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                SUPERVALU INC.
            (Exact name of registrant as specified in its charter)

              Delaware                                    41-0617000
      (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

         11840 Valley View Road                             55344
        Eden Prairie, Minnesota                           (Zip Code)
(Address of Principal Executive Offices)

      RICHFOOD HOLDINGS, INC. SAVINGS & STOCK OWNERSHIP PLAN, AS AMENDED
                           (Full title of the Plan)
       RICHFOOD OF PENNSYLVANIA INVESTMENT OPPORTUNITY PLAN, AS AMENDED
                           (Full title of the Plan)
     METRO FOOD STORES 401(K) PLAN FOR RETAIL UNION EMPLOYEES, AS AMENDED
                           (Full title of the Plan)
             FARM FRESH, INC. RETIREMENT SAVINGS PLAN, AS AMENDED
                           (Full title of the Plan)


                            Warren E. Simpson, Esq.
               Senior Corporate Counsel and Assistant Secretary
                                SUPERVALU INC.
                            11840 Valley View Road
                         Eden Prairie, Minnesota 55344
                    (Name and address of agent for service)

                                (952) 828-4000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
======================================================================================================
Title of securities to be      Amount to be        Proposed           Proposed          Amount of
     registered                 registered     maximum offering        maximum         registration
                                  /(1)/             price         aggregate offering       fee
                                                per share /(2)/        price /(2)/
------------------------------------------------------------------------------------------------------
Common Stock ($1.00 par       216,000 shares       $15.40625           $3,327,750        $878.53
value)
======================================================================================================

(1) The number of shares being registered for each plan is as follows: 160,000 shares for the Richfood Holdings, Inc. Savings & Stock Ownership Plan, as amended; 21,000 shares for the Richfood of Pennsylvania Investment Opportunity Plan, as amended; 31,000 shares for the Metro Food Stores 401(k) Plan for Retail Union Employees, as amended; and 4,000 shares for the Farm Fresh, Inc. Retirement Savings Plan, as amended. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans named herein.
(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange as reported in the consolidated transaction reporting system on August 24, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed by SUPERVALU INC. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 26, 2000.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 17, 2000.

     (c)  The Company's Current Report on Form 8-K dated April 17, 2000.

     (d) The description of the Company's Common Stock contained in any registration statement filed by the Company under the Exchange Act, including any amendment or report filed by the Company under the Exchange Act for the purpose of updating such description.

     All documents filed by the Company or by the Richfood Holdings, Inc. Savings & Stock Ownership Plan, as amended, the Richfood of Pennsylvania Investment Opportunity Plan, as amended, the Metro Food Stores 401(K) Plan for Retail Union Employees, as amended, and the Farm Fresh, Inc. Retirement Savings Plan, as amended (the "Plans") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against certain expenses, judgments, fines and settlements in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative.

     Article Eighth of the Company's Restated Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions, (iv) for any transaction for which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date when such Article Eighth became effective.

     Article IX of the Company's Restated Bylaws, as amended, and the Company's Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Company against certain liabilities.

Item 7. Exemption from Registration Claimed.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

     4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit (3)(i) to the Company's Annual Report on Form 10-K for the fiscal year ended February 26, 1994).

     4.2 Restated Bylaws, as amended (incorporated by reference to Exhibit (3) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 12, 1998).

     4.3 Rights Agreement between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, dated as of April 12, 2000, including as Exhibit B the forms of Rights Certificate and Election to Exercise (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated April 17, 2000).

     5.1  Opinion of Counsel.

     5.2 Determination Letter from the Internal Revenue Service with respect to qualification of the Richfood Holdings, Inc. Savings & Stock Ownership Plan, as amended, under Section 401 of the Internal Revenue Code of 1986, as amended.

     5.3 Determination Letter from the Internal Revenue Service with respect to qualification of the SUPER Rite Foods Employee Investment Opportunity Plan (now known as the Richfood of Pennsylvania Investment Opportunity Plan, as amended), under Section 401 of the Internal Revenue Code of 1986, as amended.

     5.4 Determination Letter from the Internal Revenue Service with respect to qualification of the Super Rite Foods, Inc., Investment Opportunity Plan for Retail Union Employees (now known as the Metro Food Stores 401(K) Plan for Retail Union Employees, as amended), under Section 401 of the Internal Revenue Code of 1986, as amended.

     5.5 Determination Letter from the Internal Revenue Service with respect to qualification of the Farm Fresh, Inc. Retirement Savings Plan, as amended, under Section 401 of the Internal Revenue Code of 1986, as amended.

    23.1  Consent of KPMG LLP.

    23.2  Consent of Deloitte & Touche LLP.

    23.3 Consent of Counsel (contained in Exhibit 5.1 to this Registration Statement).

    24.1  Power of Attorney.

     The registrant hereby undertakes to submit any amendments to the Plans to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plans' respective annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on August 25, 2000.

                                    SUPERVALU INC.

                                    By:   /s/ Michael W.Wright
                                        ----------------------------------------
                                          Michael W. Wright
                                          Chairman of the Board, and
                                          Chief Executive Officer (principal
                                          executive officer) and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                       Title
           ---------                       -----


     /s/ Michael W. Wright             Chairman of the Board and Chief Executive
----------------------------------
         Michael W. Wright             Officer (principal executive officer) and
                                       Director

     /s/ Pamela K. Knous               Executive Vice President and Chief
----------------------------------
         Pamela K. Knous               Financial Officer (principal financial
                                       and accounting officer)

     /s/ Lawrence A. Del Santo*        Director
----------------------------------
         Lawrence A. Del Santo

     /s/ Susan E.Engel*                Director
----------------------------------
         Susan E. Engel

     /s/ Edwin C.Gage*                 Director
----------------------------------
         Edwin C. Gage

     /s/ William A. Hodder*            Director
----------------------------------
         William A. Hodder

     /s/ Garnett L. Keith, Jr.*        Director
----------------------------------
         Garnett L. Keith, Jr.

     /s/ Richard L. Knowlton*          Director
----------------------------------
         Richard L. Knowlton

     /s/ Charles M. Lillis*            Director
----------------------------------
         Charles M. Lillis

     /s/ Harriet Perlmutter*           Director
----------------------------------
         Harriet Perlmutter

     /s/ Steven S.Rogers *             Director
----------------------------------
         Steven S. Rogers


*By: /s/ John P. Breedlove
    ------------------------
    John P. Breedlove
    Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on August 25, 2000.

            RICHFOOD HOLDINGS, INC. SAVINGS & STOCK OWNERSHIP PLAN, AS AMENDED

                             By: Richfood Holdings, Inc, the Plan Administrator
                                 and a Subsidiary of SUPERVALU INC.,

                             By: /s/ Ronald C. Tortelli
                                 --------------------------------------
                                 Ronald C. Tortelli
                                 Senior Vice President, Human Resources

            RICHFOOD OF PENNSYLVANIA INVESTMENT OPPORTUNITY PLAN, AS AMENDED

                             By: Richfood Holdings, Inc, the Plan Administrator
                                 and a Subsidiary of SUPERVALU INC.,

                             By: /s/ Ronald C. Tortelli
                                 --------------------------------------
                                 Ronald C. Tortelli
                                 Senior Vice President, Human Resources

            METRO FOOD STORES 401(K) PLAN FOR RETAIL UNION EMPLOYEES, AS AMENDED

                             By: Richfood Holdings, Inc, the Plan Administrator
                                 and a Subsidiary of SUPERVALU INC.,

                             By: /s/ Ronald C. Tortelli
                                 --------------------------------------
                                 Ronald C. Tortelli
                                 Senior Vice President, Human Resources

            FARM FRESH, INC. RETIREMENT SAVINGS PLAN, AS AMENDED

                             By: Richfood Holdings, Inc, the Plan Administrator
                                 and a Subsidiary of SUPERVALU INC.,

                             By: /s/ Ronald C. Tortelli
                                 --------------------------------------
                                 Ronald C. Tortelli
                                 Senior Vice President, Human Resources

                                 EXHIBIT INDEX


Exhibit Number                    Description                                                           Page
-------------                     -----------                                                           ----
     4.1           Restated Certificate of Incorporation (incorporated by reference             Previously filed
                   to Exhibit (3)(i) to the Company's Annual Report on Form 10-K for
                   the fiscal year ended February 26, 1994).

     4.2           Restated Bylaws, as amended (incorporated by reference to Exhibit            Previously filed
                   (3) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 12, 1998).

     4.3           Rights Agreement between the Company and Norwest Bank Minnesota,             Previously filed
                   N.A., as Rights Agent, dated as of April 12, 2000, including as
                   Exhibit B the forms of Rights Certificate and Election to Exercise
                   (incorporated by reference to Exhibit 4.1 to the Company's Current
                   Report on Form 8-K dated April 17, 2000).

     5.1           Opinion of Counsel.                                                          Filed electronically

     5.2           Determination Letter from the Internal Revenue Service with                  Filed electronically
                   respect to qualification of the Richfood Holdings, Inc. Savings &
                   Stock Ownership Plan, as amended, under Section 401 of the
                   Internal Revenue Code of 1986, as amended.

     5.3           Determination Letter from the Internal Revenue Service with                  Filed electronically
                   respect to qualification of the Super Rite Foods Employee
                   Investment Opportunity Plan (now known as the Richfood of
                   Pennsylvania Investment Opportunity Plan, as amended), under
                   Section 401 of the Internal Revenue Code of 1986, as amended.

     5.4           Determination Letter from the Internal Revenue Service with                  Filed electronically
                   respect to qualification of the Super Rite Foods, Inc. Investment
                   Opportunity Plan for Retail Union Employees (now known as the
                   Metro Food Stores 401(K) Plan For Retail Union Employees, as
                   amended), under Section 401 of the Internal Revenue Code of 1986, as amended.

     5.5           Determination Letter from the Internal Revenue Service with                  Filed electronically
                   respect to qualification of the Farm Fresh, Inc. Retirement
                   Savings Plan, as amended, under Section 401 of the Internal
                   Revenue Code of 1986, as amended.

    23.1           Consent of KPMG LLP.                                                         Filed electronically

    23.2           Consent of Deloitte & Touche LLP.                                            Filed electronically

    23.3           Consent of Counsel (contained in Exhibit 5.1 to this Registration            Filed electronically
                   Statement).

    24.1           Power of Attorney.                                                           Filed electronically